 Pershing Square  April 2026  NOT FDIC INSURED | MAY LOSE VALUE | NO BANK GUARANTEE   Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-294165 and Registration Statement Nos. 333-294164 and 811-23932 April 13, 2026

 2  Disclaimer  The information contained in this presentation and in the preliminary prospectuses relates to the proposed combined offering of the common shares of beneficial interest (the “PSUS Common Shares”) of Pershing Square USA, Ltd. (“PSUS”) and the common stock (the “PSI Common Stock”) of Pershing Square Inc. (“PSI”), the prospective parent company of Pershing Square Capital Management, L.P., the investment manager of PSUS (“PSCM”), and is not complete and may be changed. Registration statements (including preliminary prospectuses) relating to the PSUS Common Shares and PSI Common Stock have been filed with the Securities and Exchange Commission (“SEC”), but have not yet become effective. No securities may be sold until the registration statements filed with the SEC become effective. Neither this presentation nor the preliminary prospectuses is an offer to sell or the solicitation of an offer to buy any PSUS Common Shares or PSI Common Stock, and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. Any offers, solicitations or offers to buy, or any sales of Common Shares or PSI Common Stock will be made in accordance with the registration requirements of the U.S. Securities Act of 1933, as amended. The combined offering will be made only by means of prospectuses. The combined offering is subject to market and other conditions and the completion of the SEC’s review process. PSUS is a newly-organized, non-diversified, closed-end investment company and has not commenced investment operations as of the date hereof. Consider the investment objectives and policies, risk considerations and charges and expenses of PSUS carefully before investing. The preliminary prospectus included in PSUS’s N-2 Registration Statement contains this and other information about PSUS and the preliminary prospectus included in PSI’s S-1 Registration Statement contain important information about PSI. All investments include the possibility of profits and the risk of loss, including the loss of principal.This presentation must be preceded or accompanied by the preliminary prospectuses. You may obtain a copy of the preliminary prospectuses by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the preliminary prospectuses may be obtained by following the instructions on the last page of this presentation. An investment in the combined offering involves risk, is not appropriate for all investors and is not intended to be a complete investment program. Investors could lose some or all of their investment. Please see “Risk Considerations” in the back of this presentation and “Risk Factors” in the preliminary prospectuses for more information.All information provided herein is for discussion and informational purposes only. The information contained herein does not purport to be all inclusive or contain all of the information that you or a prospective investor may need or desire. In all cases, interested parties should conduct their own investigation and analysis of PSCM, PSUS and PSI and the information and data set forth in this presentation and should rely solely on their own judgment, review and analysis in evaluating PSCM, PSUS and PSI. No representations or warranties, express or implied, are given by PSCM, PSUS, PSI or their affiliates, directors, officers, partners, employees, agents or advisors or any other person as to the accuracy, completeness, reasonableness or fairness of any information contained in this presentation, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. Accordingly, this presentation should not be relied upon for the purpose of evaluating the performance of PSUS, PSI or PSCM or any of the funds managed by PSCM or for any other purpose, and neither PSCM, PSUS, PSI nor any of their affiliates, directors, officers, partners, employees, agents or advisors nor any other person shall be liable for any direct, indirect or consequential liability, loss or damages suffered by any person as a result of this presentation or their reliance on any statement, estimate, target, projection or forward-looking information in or omission from this presentation, and any such liability is expressly disclaimed. PSCM, PSUS and PSI do not take any responsibility for the recipient’s decision to limit the scope of the information it has obtained in connection with its evaluation. Funds managed by PSCM are invested in the securities of certain of the companies mentioned in this presentation. Funds managed by PSCM may currently or in the future buy, sell, cover or otherwise change the form of their investments discussed in this presentation for any reason. It should not be assumed that any of the securities, transactions, holdings or investments discussed herein were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the investments discussed herein. All investments involve the possibility of profit and the risk of loss, including the loss of principal. Past performance is not necessarily indicative of future results. It should not be assumed that there will be a correlation between the performance presented herein and any future returns.   This presentation and accompanying statements contain forward-looking statements, claims, estimates, predictions, projections and other information with respect to future events and financial performance, which are subject to various risks and uncertainties. All forward-looking statements in this presentation are made as of the date hereof or the date of such information. This presentation represents the subjective views of PSCM based on various significant assumptions, estimates and projections that may or may not prove to be correct. While PSCM believes the information underlying such assumptions, estimates and projections forms a reasonable basis for the statements in this presentation, such information may be limited or incomplete, and such statements should not be read to indicate that PSCM has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. There are or will be important factors that could cause actual outcomes or results to differ materially and adversely from those indicated in this presentation and, accordingly, there can be no assurance that such statements, claims, estimates, predictions, projections and other information will be realized or prove accurate in whole or in part. None of PSUS, PSI, PSCM, or any entity managed by PSCM or any of their respective affiliates or agents undertake any obligation to update or review any forward-looking statements, where as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of PSCM, PSUS or PSI as of any date subsequent to the date of this presentation.   Certain information contained in this presentation and oral statements made during this presentation relate to or are based on estimates regarding market and industry data and statistical and other information obtained from publicly available resources or other third-party sources. Although PSUS, PSI and PSCM believe these third-party sources are reliable as of their respective dates, none of PSUS, PSI or PSCM guarantees the accuracy or completeness of this information and none of PSUS, PSI or PSCM has verified this information. In presenting market and industry data in this presentation, PSCM has made certain assumptions believed to be reasonable based on the data available to PSCM and other sources, as well as on its knowledge of, and experience to date in, the industry and markets in which it operates. Projections, assumptions and estimates of the present or future, as applicable, performance of the industry in which they operate and their future performance are necessarily subject to uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by PSUS, PSI and PSCM.   All trademarks and logos depicted in this presentation are the property of their respective owners and are displayed solely for purposes of illustration.

 3  Disclaimer  For Prospective Shareholders in the European Economic Area  Pershing Square USA, Ltd (“PSUS”) is an alternative investment fund for the purpose of the European Union Alternative Investment Fund Managers Directive (Directive 2011/61/EU) (“AIFMD”). Pershing Square Capital Management, L.P. (“PSCM”) is the alternative investment fund manager (“AIFM”) of PSUS. Common shares of PSUS may only be marketed to prospective investors which are domiciled or have a registered office in a member state of the EEA (“EEA Persons”) in which PSUS has been registered or authorized for marketing (as applicable) under the relevant national implementation of Article 42 of AIFMD and in such cases only to EEA Persons which are: (i) Professional Investors (as defined in AIFMD); or (ii) any other category of person to which such marketing is permitted under the national laws of such member state. These marketing materials are not intended for, should not be relied on by and should not be construed as an offer (or any other form of marketing) to any other EEA Person.  An offer of shares of Pershing Square Inc. (“PSI”) has not been and will not be made to the public in any Member State of the European Economic Area (each, a “Member State”). Shares in Pershing Square Inc. will only be offered in a Member State:  (a) at any time to any legal entity which is a qualified investor as defined in the Prospectus Regulation (as defined below);  (b) at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) subject to obtaining the prior consent of the Company; or  (c) at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation,  (d) in circumstances which do not require Pershing Square Inc. to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.  For the purposes of this provision, “Prospectus Regulation” means Regulation (EU) № 2017/1129.  For Prospective Shareholders in the United Kingdom  PSUS is an alternative investment fund for the purpose of the Alternative Investment Fund Managers Regulations, 2013, as amended by the Alternative Investment Managers (Amendment, etc.) (EU Exit) Regulations 2019 (“UK AIFM Regulations”). PSCM is the alternative investment fund manager (“AIFM”) of PSUS. PSCM has registered the common shares of PSUS for marketing under Regulation 59 of the UK AIFM Regulations. The common shares of PSUS can therefore be offered to prospective investors which are domiciled or have a registered office in the United Kingdom (“UK Persons”) and who are: (i) Professional Investors (as defined in the UK AIFM Regulations) ; or (ii) any other category of person to which such marketing is permitted under the national laws of the United Kingdom. These marketing materials are not intended for, should not be relied on by and should not be construed as an offer (or any other form of marketing) to any other UK Person.   An offer of shares of PSI has not been and will not be made to the public in the United Kingdom. Shares in Pershing Square Inc. will only be offered in the United Kingdom:  (e) to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation (as defined below);  (f) to fewer than 150 persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) subject to obtaining the prior consent of the Company; or  (g) in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (the “FSMA”);  (h) in circumstances which do not require PSI to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.  For the purposes of this provision, “UK Prospectus Regulation” means Regulation (EU) № 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act.  For Prospective Investors Located in Switzerland   The offer and the marketing of common shares of PSUS in Switzerland will be exclusively made to, and directed at, qualified investors (“Qualified Investors”), as defined in Article 10(3) and (3ter) of the Swiss Collective Investment Schemes Act (“CISA”) and its implementing ordinance, at the exclusion of qualified investors with an opting-out pursuant to Article 5(1) of the Swiss Federal Law on Financial Services (“FinSA”) and without any portfolio management or advisory relationship with a financial intermediary pursuant to Article 10(3ter) CISA (“Excluded Qualified Investors”). Accordingly, PSUS has not been and will not be registered with the Swiss Financial Market Supervisory Authority (“FINMA”). These marketing materials and/or any other offering or marketing materials relating to the common shares of PSUS may be made available in Switzerland solely to Qualified Investors, at the exclusion of Excluded Qualified Investors.   This presentation is an advertising document. The Representative and Paying Agent of PSUS in Switzerland is Banque Heritage SA, 61 Route de Chêne, 1208 Geneva, Switzerland. Any offer of common shares of PSUS in Switzerland must exclusively be made to Qualified Investors. In the event of an offering, the offering documents and annual reports of PSUS can be obtained on sec.gov or free of charge from the Representative. Information on the terms and conditions of PSUS will be made available in the offering documents of PSUS. In Switzerland, PSCM promotes the acquisition and disposal of shares of PSUS (FinSA Art. 3, letter c, paragraph 1). PSCM is a limited partnership domiciled in the United States of America and registered as an investment adviser registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended. PSCM is affiliated with the independent ombudsman office Terraxis SA - CHE-232.541.005 – TVA, Rue de la Tour-de-l'Ile 1, 1204 Geneva, Switzerland, which is recognized by the Federal Department of Finance. Disputes concerning legal claims between the customer and the financial services provider should be settled by an ombudsman's office, if possible, within the framework of a mediation procedure.  PSI represents and agrees that these marketing materials are not intended to constitute an offer or solicitation to purchase or invest in the shares of its common stock and the shares of its common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares of its common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither these marketing materials nor any other offering or marketing material relating to the shares of its common stock constitutes a prospectus pursuant to the FinSA, and these marketing materials nor any other offering or marketing material relating to the shares of our common stock may be publicly distributed or otherwise made publicly available in Switzerland.  For Prospective Shareholders in the Abu Dhabi Global Market (“ADGM”)  These marketing materials relate to financial instruments which are not subject to any form of regulation or approval by the Financial Services Regulatory Authority (“FSRA”).  These marketing materials are intended for distribution only to persons of a type specified in the FSRA’s Rules (i.e. “Professional Clients”) and, therefore, must not be delivered to, or relied on by, any other type of person. These marketing materials are for the exclusive use of the persons to whom it is addressed and in connection with the subject matter contained therein.  The FSRA has no responsibility for reviewing or verifying any marketing materials or other documents in connection with this investment opportunity. Accordingly, the FSRA has not approved these marketing materials or any other associated documents nor taken any steps to verify the information set out in these marketing materials and has no responsibility for them.  The shares to which these marketing materials relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers should conduct their own due diligence on the shares. If you do not understand the contents of this document, you should consult an authorized financial adviser.

 4  Disclaimer  For Prospective Shareholders in Singapore  PSUS is not authorized or recognized by the Monetary Authority of Singapore (“MAS”), and the common shares of PSUS and the common stock of PSI are not allowed to be offered to the retail public in Singapore. PSUS has not commenced investment operations as of the date hereof. This document and any other document or materials relating to the common shares of PSUS and the common stock of PSI have not been, and will not be, lodged or registered as a preliminary prospectus in Singapore with the MAS. Accordingly, statutory liability under the Securities and Futures Act 2001 of Singapore (the “SFA”) in relation to the content of preliminary prospectuses would not apply, and prospective investors should consider carefully whether the investment is suitable for such prospective investors. This document, and any other document or materials in connection with the offer or sale, or invitation for subscription or purchase of the common shares of PSUS and the common stock of PSI, may not be issued, circulated or distributed, nor may the common shares of PSUS or the common stock of PSI be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore except pursuant to and in accordance with the conditions of Sections 274 or 275 (in the case of common stock of PSI) and Sections 304 or 305 (in the case of the common shares of PSUS) of the SFA, or as otherwise pursuant to and in accordance with the conditions of any other applicable provisions of the SFA.   PSUS, PSI, and PSCM are not licensed, authorized or registered to conduct any licensable or regulated activities in Singapore, including fund management, dealing in capital markets products and/or providing financial advice on any investment products in Singapore. Nothing in this presentation shall be construed as PSUS, PSI, PSCM or any other Pershing group entity carrying on, or holding itself out to be carrying on, the business of any licensable or regulated activities in Singapore. This document has been given to the recipient prospective investor only on a strictly confidential basis and is personal to the prospective investor, and in providing this document to the prospective investor, the prospective investor has confirmed that the prospective investor shall not forward, share or send this document to any other person.  Non-GAAP Financial Measures   This presentation includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including, but not limited to, Fee Related Earnings and Distributable Earnings, to help describe PSI’s operating performance. These non-GAAP financial measures are intended as supplemental measures of performance that are not required by, or presented in accordance with, GAAP, and should not be considered in isolation. These non-GAAP financial measures should not be considered as alternatives to performance measures derived in accordance with GAAP. Our presentation of these non-GAAP financial measures should not be construed to imply that future results will be unaffected by items that are excluded from these metrics. You should be aware that the presentation of these and other non-GAAP financial measures in this presentation may not be comparable to similarly titled measures by other companies. For additional information about these non-GAAP financial measures, see the Additional Disclaimer.  Results and Performance  In this presentation, all amounts are in USD and all figures are as of December 31, 2025, unless otherwise stated. For information concerning PSI’s results during the three months ended March 31, 2026, please see "Management's Discussion and Analysis of Financial Condition and Results of Operation—Key Operating Metrics—Recent Developments" and "Management's Discussion and Analysis of Financial Condition and Results of Operation—Fund Performance" in the PSI prospectus.  SEC Review of Registration Statements   This presentation includes information based on the registration statement including a preliminary prospectus on Form S-1 of PSI and registration statement including a preliminary prospectus on Form N-2 of PSUS, each filed with the SEC in connection with the proposed combined offering. In the course of the SEC’s review of these registration statements, we may be required to make changes or to otherwise modify, reformulate or delete certain information, including, without limitation, certain financial measures included in such registration statements.

 Overview of Combined IPO Transaction  5  IPO Price: $50 Per PSUS Share  Pershing Square USA   (“PSUS”, NYSE: PSUS)(1)  5 Shares of PSUS  1 Bonus Share of PSI  For No Additional Consideration  $50 NAV(2) per share  Pershing Square’s flagship NYSE-listed permanent capital vehicle  Our first fund without performance fees marketed to both U.S. institutional and retail investors  Immediately post-IPO, PSUS and PSI shares will trade freely as two separate securities  Pershing Square Inc.   (“PSI”, NYSE: PS)(3)  Management company of the Pershing Square investment funds   Earns predictable and recurring fee revenue on a compounding base of permanent capital   PSUS is an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). PSUS receives 100% of the $50 per share IPO price, net of fees and expenses. Anticipated listing upon completion of the combined IPOs.  Less organizational and offering costs.  Anticipated listing upon completion of the combined IPOs.

 6  Process Update  Total PSUS Offering Size: $5 Billion to $10 Billion(1)  $2.8 Billion  Anchor  Commitments (Private Placement)  Secured $2.8 billion in anchor commitments from well-regarded U.S. and international institutional investors, including:  Family offices (30%)   Pension funds (25%)  Insurance companies (22%)  Ultra-high-net-worth investors (12%) and other investors (11%)  Materially oversubscribed relative to $2 billion anchor target  Anchor investors are restricted from selling PSUS and PSI shares in the open-market for a period of 6 months  $2.2 to $7.2 Billion  General IPO  PSUS and PSI shares will be unrestricted and freely tradeable immediately post-IPO  Expected proceeds to PSUS in the combined transaction, consisting of $2.8 billion in the PSUS private placement and between $2.2 billion and $7.2 billion, respectively, in the combined IPOs

 2003 Founded  $31 Billion AUM (1)  $21 Billion Fee-Paying AUM (2)  96% Permanent Capital (3)  $6 Billion Employee Capital (4)  48 Employees   Note: AUM Metrics as of December 31, 2025. Headcount as of March 9, 2026.   Reflects, as applicable, the net assets of Pershing Square, L.P. (“PSLP”), Pershing Square International, Ltd. (“PSI Ltd”) and Pershing Square Holdings, Ltd. (“PSH” together with PSLP and PSI Ltd, the “Pershing Square Core Funds”) without deducting accrued performance fees, while adding back the value of PSH’s debt outstanding ($2.3 billion and €1.15 billion translated into USD at the prevailing exchange rate as of December 31, 2025) plus for Howard Hughes Holdings Inc. (“HHH”), its market capitalization as of December 31, 2025 plus its total debt outstanding ($5.3 billion as of September 30, 2025).   Reflects the portion of AUM excluding debt that PSCM manages and earns a performance fee and/or management fee from.  Reflects the percentage of Fee-Paying AUM (calculated as described in note 2, above) attributable to PSH and HHH.  Reflects AUM (excluding debt) attributable to investments by PSCM employees, other PSCM affiliates and charitable entities associated with PSCM employees or PSCM Affiliates in PSI Ltd, PSLP, PSH and HHH.   7  Pershing Square Inc.

 PSLP / PSH   Net Return(1)  (1.5% Mgmt. & 20%/16% Perf. Fee)  8  Pershing Square’s Track Record Since Inception  S&P 500  550 bps Outperformance Per Annum   vs. S&P 500  Annualized Net Returns Since Inception  (January 1, 2004 – December 31, 2025)  Note: All market and return data as of December 31, 2025. Past performance is not necessarily indicative of future results. All investments involve the possibility of profit and the risk of loss, including the loss of principal. Please see the additional disclaimers, index descriptions and notes to performance results at the end of this presentation. Actual performance information of PSLP & PSH is not the performance record of PSUS and should not be considered a substitute for PSUS’s own performance.   Represents NAV net returns an investor would have earned if she/he invested in PSLP at its January 1, 2004 inception (which was subject to a 20% performance allocation) and converted to PSH at its launch on December 31, 2012 (which was subject to a 16% performance fee subject to certain reductions).

 PSLP / PSH   Net Return  2,644%(1)  S&P 500  836%  First 11.5 Years Since Firm Inception  (Jan 2004 – Jul 2015)  Challenging Period  (Aug 2015 – Dec 2017)  Permanent Capital Era  (Jan 2018 – Dec 2025)  Note: All market and return data as of December 31, 2025. Represents returns an investor would have earned if such investor had invested in PSLP at its January 1, 2004 inception and converted to PSH at its launch on December 31, 2012. Past performance is not necessarily indicative of future results. All investments involve the possibility of profit and the risk of loss, including the loss of principal. Please see the additional disclaimers and notes to performance results at the end of this presentation.  Represents NAV net returns an investor would have earned if she/he invested in PSLP at its January 1, 2004 inception (which was subject to a 20% performance allocation) and converted to PSH at its launch on December 31, 2012 (which was subject to a 16% performance fee subject to certain reductions).  9  PSH Annual Investor Presentation  Pershing Square Cumulative Net Returns Since Inception vs. S&P 500  2018: Return to Our Roots  Created a strong path forward that reminds us of our early roots  Growth from returns, not asset gathering  More efficient and impactful team strengthens the firm culture  Learned from our mistakes and carved our investment principles in stone  New investments aligned with core principles

 PSH   Net Return(1)  (1.5% Mgmt. & 16% Perf. Fee)  10  Note: All market and return data as of December 31, 2025. Past performance is not necessarily indicative of future results. All investments involve the possibility of profit and the risk of loss, including the loss of principal. Please see the additional disclaimers, index descriptions and notes to performance results at the end of this presentation. Actual performance information of PSH is not the performance record of PSUS and should not be considered a substitute for PSUS’s own performance.   Represents NAV net returns an investor would have earned if she/he invested in PSH on January 1, 2018.  Pershing Square’s Permanent Capital Era Track Record  S&P 500  Pershing Square’s Permanent Capital Era Annualized Net Returns   (January 1, 2018 – December 31, 2025)  830 bps Outperformance Per Annum   vs. S&P 500

 Track Record of Defensive Hedging  11  Note: The “Multiple of Capital” information is provided for illustrative purposes only and is not an indication of past or future returns of the Pershing Square funds. The information on this page includes the investments of the Pershing Square funds in existence during the relevant time period. PSH’s inception was after the Subprime Mortgage Crisis. Past performance is not necessarily indicative of future results. All investments involve the possibility of profit and the risk of loss, including the loss of principal. Please see the additional disclaimers and notes to performance results at the end of this presentation.  (1) Other bond insurers included Assured Guaranty, Ambac, PMI Group, Financial Securities Assurance, XL Capital Assurance, and Radian Group.  (2) Refers specifically to the CDS index hedges initiated in late February / early March. Subsequent to the February / March hedging program, Pershing Square maintained smaller positions in CDS index hedges throughout various periods in 2020 and 2021.  (3) Initial tranche refers specifically to 2Y payer swaptions initiated in early 2021 and subsequent tranche refers specifically to 2Y payer swaptions initiated in early 2022. In addition to 2Y payer swaptions, Pershing Square maintained smaller positions in various swaptions throughout 2020 - 2024.  Pershing Square’s hedging strategy has generated substantial gains during multiple volatile market environments since the firm’s inception

 Permanent capital (96% of Fee-Paying AUM)  Ability to effectuate change without paying a control premium  Preferred partner to management   Asymmetric hedging  Economies of scale   Brand  12  Pershing Square’s Sustainable Competitive Advantages  1  2  3  4  5  6

 Pershing Square USA

 Pershing Square USA (“PSUS”, NYSE: PSUS)  14  AUM:   [$5 to $10 billion]  Fee-Paying AUM:   In-line with AUM  Subject to regulatory, tax, liquidity and other considerations applicable to PSUS or the Pershing Square Core Funds.  PSUS pays PSCM a management fee, payable quarterly in advance on the first business day of each fiscal quarter, based on the net asset value on the last day of the previous fiscal quarter equal to 0.50% (or 2.0% on an annualized basis).   PSUS may borrow money from banks or other financial institutions, or issue debt securities and additional preferred shares if it believes that market conditions would be conducive to the successful implementation of such a leveraging strategy. There can be no assurance that PSUS will in the future be able to borrow money on terms that PSCM deems favorable or that any particular rating for such borrowings will be obtained.   Upon completion of the IPOs, PSCM will have an aggregate investment in PSUS (the “PSCM Investment”) of $150 million, which aggregate investment will be comprised of $100 million in Common Shares and $50 million aggregate liquidation preference of the PSUS’s 7.50% Series A Cumulative Preferred Shares (the “Series A Preferred Shares”), acquired at a price of $50.00 per Series A Preferred Share. PSCM will also agree that it will not sell, transfer or otherwise dispose of the Common Shares or the Series A Preferred Shares acquired as part of the PSCM Investment prior to the date that is the 25-year anniversary of its completion of the Anchor Investment, subject to certain exceptions.  PSUS will be a modern-day investment holding company and Pershing Square’s first fund marketed in the U.S. to institutional and retail investors  First NYSE-listed, U.S. publicly-traded hedge fund  Designed to invest side-by-side with Pershing Square’s Core Funds(1)  2.0% management fee(2) and no performance fees  Best-in-class governance with independent Board of Directors  Robust investor communications and engagement  Ability to access low-cost, long-term, investment grade debt(3)  $100 million common stock investment by Pershing Square Inc.(4)

# Pershing Square's Track Record Since Inception
# Illustrative PSUS Fee Structure (2.0% Mgmt. Fee)



Annualized Net Returns Since Inception
(January 1, 2004 – December 31, 2025)
830 bps
Outperformance
Per Annum
vs. S&P 500
16.2%
19.0%
10.7%
PSLP / PSH
Net Return(1)
(1.5% Mgmt. & 20%/16% Perf. Fee)
Illustrative PSLP / PSH
Net Return(2)
(2.0% Mgmt. Fee only)
S&P 500

*Note: All market and return data as of December 31, 2025. Past performance is not necessarily indicative of future results. All investments involve the possibility of profit and the risk of loss, including the loss of principal. Please see the additional disclaimers, index descriptions and notes to performance results at the end of this presentation.* ***Actual or illustrative performance information of PSLP & PSH is not the performance record of PSUS and should not be considered a substitute for PSUS's own performance.***

(1) *Represents NAV net returns an investor would have earned if she/he invested in PSLP at its January 1, 2004 inception (which was subject to a 20% performance allocation and 1.5% management fees) and converted to PSH at its launch on December 31, 2012 (which was subject to a 16% performance fee subject to certain reductions and 1.5% management fees).*

(2) *Represent hypothetical NAV net returns an investor would have earned if she/he invested in PSLP at its January 1, 2004 inception and converted to PSH at its launch on December 31, 2012, assuming PSLP and PSH only paid a 2.0% management fee (assumed to be accrued monthly throughout the year) and did not pay any performance fees. 2.0% is the management fee that will be charged to PSUS by PSCM, its investment manager.*

15

 PSH   Net Return(1)  (1.5% Mgmt. & 16% Perf. Fee)  Illustrative PSH   Net Return(2)  (2.0% Mgmt. Fee only)  16  Note: All market and return data as of December 31, 2025. Past performance is not necessarily indicative of future results. All investments involve the possibility of profit and the risk of loss, including the loss of principal. Please see the additional disclaimers, index descriptions and notes to performance results at the end of this presentation. Actual or illustrative performance information of PSH is not the performance record of PSUS and should not be considered a substitute for PSUS’s own performance.   Represents NAV net returns an investor would have earned if she/he invested in PSH on January 1, 2018.  Represent hypothetical NAV net returns an investor would have earned if she/he invested in PSH on January 1, 2018, and PSH only paid a 2.0% management fee (assumed to be accrued monthly throughout the year) and did not pay any performance fees. 2.0% is the management fee that will be charged to PSUS by PSCM, its investment manager.  S&P 500  1,060 bps Outperformance Per Annum   vs. S&P 500  Pershing Square’s Permanent Capital Era Annualized Net Returns   (January 1, 2018 – December 31, 2025)  Pershing Square’s Permanent Capital Era Track Record Illustrative PSUS Fee Structure (2.0% Mgmt. Fee)

# Comparison of Illustrative Investment Performance

**PSLP / PSH net returns, adjusted for PSUS's fee structure of 2.0% management fees only, would have exceeded the median U.S.-listed, equity closed-end fund NAV net returns by 1,760 bps per annum**



Pershing Square's Permanent Capital Era Annualized NAV Return (1/1/2018 - 12/31/2025):
24.9%
U.S.-Listed, Equity Closed-End Fund ("CEF") Universe2
14.7%
9.7%
7.3%
Illustrative PSLP / PSH Net Return(1) (2.0% Mgmt. Fee Only)
Best Performing Equity CEF >$1bn Market Cap
Equity CEFs >$1bn Market Cap (Median)
Equity CEFs (Median)

***91% of all U.S.-listed equity closed-end funds generated annualized NAV net returns below 10% over the same period[2]***

Note: "PSLP" refers to Pershing Square, L.P. and "PSH" refers to Pershing Square Holdings, Ltd. All market and return data as of December 31, 2025. Past performance is not necessarily indicative of future results. All investments involve the possibility of profit and the risk of loss, including the loss of principal. Please see the additional disclaimers, index descriptions and notes to performance results at the end of this presentation. PSLP/PSH returns and the comparison set forth are for illustrative purposes only. **Actual or illustrative performance information of PSLP & PSH is not the performance record of PSUS and should not be considered a substitute for PSUS's own performance.** Unlike U.S. listed closed-end funds, PSLP/PSH are not registered under the 1940 Act, and, therefore, neither of them are subject to the investment restrictions, leverage and derivative restrictions, diversification requirements and other regulatory requirements imposed on registered investment companies by the 1940 Act and on regulated investment companies by the
U.S. Internal Revenue Code of 1986, as amended (the "Code"). If any either or both of them had been registered under the 1940 Act and/or operated as regulated investment companies under the Code, their respective returns might have been lower and their ability to undertake certain transactions or investments may have been restricted. Different funds employ different strategies and different types of risks, which may provide higher returns but also greater volatility or risk of loss.

(1) Represent hypothetical NAV net returns an investor would have earned if she/he invested in PSH on January 1, 2018, and PSH only paid a 2.0% management fee (assumed to be accrued monthly throughout the year) and did not pay any performance fees. 2.0% is the management fee that will be charged to PSUS by PSCM, its investment manager.

(2) Source: Morningstar and Bloomberg. As of December 31, 2025.

17

# Pershing Square Cumulative Returns
# Illustrative PSUS Fee Structure (2.0% Mgmt. Fee)



$10,000 invested in the illustrative PSLP / PSH strategy, under PSUS's fee structure (2.0% management fees only), on January 1, 2004 would be worth ~$458,279 as of December 31, 2025(2)
Illustrative PSLP / PSH Net Return(2) (2.0% Mgmt. Fee only)
4,483%
45.8x
PSLP / PSH Net Return(1) (1.5% Mgmt. & 20%/16% Perf. Fee)
2,644%
27.4x
S&P 500
836%
9.4x
5,000%
4,500%
4,000%
3,500%
3,000%
2,500%
2,000%
1,500%
1,000%
500%
0%
(500%)
'04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 '22 '23 '24 '25
First 11.5 Years Since Firm Inception
(Jan 2004 – Jul 2015)
Challenging Period
(Aug 2015 – Dec 2017)
Permanent Capital Era
(Jan 2018 – Dec 2025)

*Note: All market and return data as of December 31, 2025. Past performance is not necessarily indicative of future results. All investments involve the possibility of profit and the risk of loss, including the loss of principal. Please see the additional disclaimers, index descriptions and notes to performance results at the end of this presentation.* ***Actual or illustrative performance information of PSLP & PSH is not the performance record of PSUS and should not be considered a substitute for PSUS's own performance.***

*(1) Represents NAV net returns an investor would have earned if she/he invested in PSLP at its January 1, 2004 inception and converted to PSH at its launch on December 31, 2012.*

*(2) Represent hypothetical NAV net returns an investor would have earned if she/he invested in PSLP at its January 1, 2004 inception and converted to PSH at its launch on December 31, 2012, assuming PSLP and PSH only paid a 2.0% management fee (assumed to be accrued monthly throughout the year) and did not pay any performance fees. 2.0% is the management fee that will be charged to PSUS by PSCM, its investment manager.*

18

 19  PSH’s offshore domicile and listing has presented certain structural challenges which we believe PSUS will avoid  Structural Considerations: PSH vs PSUS  Not permitted to market PSH in the U.S.   Restricted access to U.S. retail investors  PSH shares cannot be offered or sold to U.S. retail investors  Large embedded deferred tax liability for U.S. investors  16% performance fees   Launch of PSUS should materially reduce PSH performance fees over time   PSH  PSUS  Ability to market to U.S. investors  NYSE-listing enables maximum liquidity and visibility  Tax treatment as a Regulated Investment Company (“RIC”) for U.S. investors  RIC taxation is a well-established pass-through tax regime used for mutual funds, ETFs, REITs, etc.   For foreign investors, same tax treatment as a C-Corp  No performance fees  Because of its low-cost fee structure, NYSE-listing and tax characteristics, we believe PSUS will have favorable trading dynamics  Note: There can be no assurance with respect to the trading dynamics of PSUS, including with respect to volume and liquidity or whether its shares will trade at any premium or discount to NAV and the magnitude of such premium or discount.

 Pershing Square Inc.

 21  Management Fee: 1.5% of NAV  Less HHH fees attributable to shares of HHH held by PSH  Preferred Performance Fee: (First 5% of gross returns, net of management fees) x (16% performance fees) = 80bps of NAV high water mark   Less 20% of PSUS management fees(1)  LSE: PSH   Fee-Paying AUM: $15 billion  Base Management Fee: $15 million  Adjusted annually for core inflation  Variable Management Fee: 0.375% per quarter of the market capitalization of HHH in excess of a reference market capitalization   Reference market capitalization based on fixed share count adjusted annually for core inflation  Management Fee: 2.0% of NAV  No performance fee  NYSE: PSUS(2)  Illustrative Fee-Paying AUM: [$5 to $10 billion]  NYSE: HHH  Fee-Paying AUM: $5 billion  PSI is an alternative asset management company that earns predictable recurring fee revenues from permanent capital vehicles that pursue high-return investment strategies  Pershing Square Inc. (“PSI”, NYSE: PS)  Note: Fee-Paying AUM as of December 31, 2025. Reflects the portion of AUM that PSCM manages and earns a performance fee and/or management fee from. In connection with the Howard Hughes Transaction, management fees paid by PSH to PSCM are reduced by HHH fees attributable to shares of HHH held by PSH’s fee-paying assets.  PSH’s Preferred Performance Fee will be reduced by 20% of the management fees earned on PSUS and any future Pershing Square funds that invest in public securities which only charge management fees.   PSUS will commence operations upon the completion of the combined IPOs and anticipates that its common shares will be listed on the NYSE, subject to notice of issuance.

# Accelerated HHH Fee Revenue Growth

**While PSH and PSUS fee revenue should grow in line with their investment performance, HHH's fee revenue has the potential to grow at a much faster rate**

**Illustrative Year 1 vs. Year 10 HHH Fee Revenue:**



Illustrative HHH Fee Revenue CAGR from Year 1 through 10:
9%
17%
25%
31%
$27M
$58M
$115M
$198M
$314M
Variable Fee:
Base Fee:
(Inflation-Linked Growth)
Year 1(1)
Year 10 Based on Illustrative Annual HHH Share Price Growth
5%
10%
15%
20%

*Note: For illustrative purposes only. Intended to illustrate the potential impact on HHH fee revenue implied by hypothetical increases in the HHH share price under the terms of our agreement assuming 2% inflation. There can be no assurance that the HHH share price will increase at these growth rates or at all. Any failure to grow or decline of the HHH share price could adversely affect PSI.*

*(1) Assumes Year 1 HHH share price reflects current HHH share price as of December 31, 2025.*

***To state the obvious, the above assumptions are illustrative and should not in any way be construed to suggest that HHH fee revenue or HHH share price returns will equal or exceed the examples we have presented herein. In fact, it is a certainty that future results will be different, potentially materially so, and could be substantially worse than what we have presented in this illustrative example.***

22

# Pershing Square Cumulative Returns
# Illustrative PSUS Fee Structure (2.0% Mgmt. Fee)



$10,000 invested in the illustrative PSLP / PSH strategy, under PSUS's fee structure (2.0% management fees only), on January 1, 2004 would be worth ~$458,279 as of December 31, 2025(2)
Illustrative PSLP / PSH Net Return(2) (2.0% Mgmt. Fee only)
4,483%
45.8x
PSLP / PSH Net Return(1) (1.5% Mgmt. & 20%/16% Perf. Fee)
2,644%
27.4x
S&P 500
836%
9.4x
5,000%
4,500%
4,000%
3,500%
3,000%
2,500%
2,000%
1,500%
1,000%
500%
0%
(500%)
'04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 '22 '23 '24 '25
First 11.5 Years Since Firm Inception
(Jan 2004 – Jul 2015)
Challenging Period
(Aug 2015 – Dec 2017)
Permanent Capital Era
(Jan 2018 – Dec 2025)

*Note: All market and return data as of December 31, 2025. Past performance is not necessarily indicative of future results. All investments involve the possibility of profit and the risk of loss, including the loss of principal. Please see the additional disclaimers, index descriptions and notes to performance results at the end of this presentation.* ***Actual or illustrative performance information of PSLP & PSH is not the performance record of PSUS and should not be considered a substitute for PSUS's own performance.***

*(1) Represents NAV net returns an investor would have earned if she/he invested in PSLP at its January 1, 2004 inception and converted to PSH at its launch on December 31, 2012.*

*(2) Represent hypothetical NAV net returns an investor would have earned if she/he invested in PSLP at its January 1, 2004 inception and converted to PSH at its launch on December 31, 2012, assuming PSLP and PSH only paid a 2.0% management fee (assumed to be accrued monthly throughout the year) and did not pay any performance fees. 2.0% is the management fee that will be charged to PSUS by PSCM, its investment manager.*

23

 24  Illustrative Future Growth Opportunities  Opportunistic  Portfolio principally invested in U.S. Treasury bills with interest income to be deployed into investment opportunities with asymmetric payoff structures  Allows investors to participate in Pershing Square’s asymmetric hedging strategy with cash-like downside protection  Crossover  Focused on non-control, opportunistic, and typically structured investments in private or public companies  Pershing Square has substantial credibility as a preferred partner to companies and a track record of innovative capital markets solutions   Selectively launching new permanent capital vehicles which leverage our core competencies can lead to step-change increases in our AUM  Absolute Return  Hybrid vehicle combining public equities (~2/3 of portfolio) with private and growth equity investments (~1/3 of portfolio)  Leverages proprietary deal flow and provides investors unique exposure to private markets in a liquid format  Asymmetric  60/40 risk-parity portfolio, which would maintain a ~60% allocation to equities with the balance diversified across fixed income, commodities and FX  Leverages Pershing Square’s macroeconomic research efforts  Note: This presentation does not constitute a recommendation, an offer to sell or a solicitation of an offer to purchase any security

 25  PSI can realize step-function growth in Fee-Paying AUM with the launch of a new $10 billion closed-end fund, whereas a similar amount of new capital raised is significantly less impactful for peers given their large existing scale  Illustrative Impact of $10 Billion Fund on Fee-Paying AUM:(1)  Peer group Fee-Paying AUM as of Q4 2025. For PSI, reflects current Fee-Paying AUM as of December 31, 2025 pro forma for a $10 billion PSUS IPO.  New Fund Launches Can Drive Material Upside

 26  Investment Professionals (#)  9  ~9 - 10  2,560  1,650  1,400  Fee-Paying AUM ($ bn)  Per Investment Professional   $2.3  ~$3.4  $0.4  $0.2  $0.4  Total Headcount (#)  48  ~50  5,285  4,250  N.A.  Fee-Paying AUM ($ bn)  Per Employee  $0.4  ~$0.6  $0.2  $0.1  N.A.  KPI:  Peer 3  Publicly Traded Alternative Asset Management Peer Operational Benchmarking:(1)  Source: Public filings. Fee-Paying AUM and employee headcount as of December 31, 2025. Peer group may not be representative of the full market in which we compete.   Reflects Fee-Paying AUM as of December 31, 2025 and headcount as of March 9, 2026. Reflects estimated pro forma metrics assuming a $10 billion PSUS IPO.   (2)  Peer 2  Peer 1  Pro Forma  Current  PSI has a highly scalable, high-margin operating model   PSI’s High-Margin Operating Model

# Pershing Square Investment Team

| Employee | Education and Summary Prior Experience | Career Experience (Years) | PSCM Tenure (Years) |
|---|---|---|---|
| **Bill Ackman**<br>CEO / Portfolio Manager | Investment Advisory Committee on Financial Markets (Federal Reserve Bank of NY)<br>Gotham Partners, Co-Founder and Portfolio Manager (1992 - 2003)<br>M.B.A., Harvard Business School, 1992<br>A.B., Harvard College, magna cum laude, 1988 | 34 | 22 |
| **Ryan Israel**<br>Chief Investment Officer | Goldman Sachs, Analyst (2007 - 2009)<br>B.S.E., The Wharton School, summa cum laude, beta gamma sigma, 2007 | 19 | 17 |
| **Ben Hakim**<br>President | The Blackstone Group, Senior Managing Director (1999 - 2012)<br>B.S., Cornell University, 1997 | 28 | 14 |
| **Anthony Massaro** | Apollo Global Management, Private Equity Associate (2011 - 2013)<br>Goldman Sachs, Analyst (2009 - 2011)<br>B.S.E., The Wharton School, summa cum laude, beta gamma sigma, 2009 | 17 | 13 |
| **Charles Korn** | KKR, Private Equity Associate (2012 - 2014)<br>Goldman Sachs, Analyst (2010 - 2012)<br>B.A., The University of Western Ontario, Richard Ivey School of Business, Ivey Scholar, 2010 | 16 | 12 |
| **Bharath Alamanda** | KKR, Private Equity Associate (2015 - 2017)<br>Goldman Sachs, Analyst (2013 - 2015)<br>B.S.E, Princeton University, summa cum laude, phi beta kappa, 2013 | 13 | 9 |
| **Feroz Qayyum** | Hellman & Friedman, Private Equity Associate (2015 - 2017)<br>Evercore, Analyst (2013 - 2015)<br>B.A., The University of Western Ontario, Richard Ivey School of Business, Ivey Scholar, 2013 | 13 | 9 |
| **Sonal Khosla** | KKR, Private Equity Associate and Analyst (2020 - 2025)<br>B.S.E., The Wharton School, summa cum laude, 2020 | 6 | 1 |
| **Jordan Aguiar-Lucander** | Silver Lake, Private Equity Senior Associate and Analyst (2021 - 2026)<br>A.B., Harvard College, cum laude, 2021 | 5 | 1 |

27

 Pershing Square Organization Chart  28  Name (PSCM Tenure in Years)   Note: As of March 9, 2026.

 Pershing Square is Built to Last  29  We believe Pershing Square’s highly tenured team, institutionalized investment process and permanent capital base substantially minimize key man risk  Highly Experienced & Aligned Team  Team stability and tenure differentiate Pershing Square from the industry   Ryan Israel, Chief Investment Officer, has been at the firm for 17 years  Median investment team member tenure of 11 years  Long-term culture built on mentorship, training and talent development  Permanent capital enables unparalleled ability to attract and retain top Wall Street talent  Deeply Institutionalized Investment Process   One-team, one-portfolio structure ensures every team member is fully aligned on a repeatable process for investment success that outlasts any single individual  Closely monitor a library that we have created of hundreds of companies that meet our core investment criteria  Diligence on every portfolio holding is led by a two-person team with oversight from Bill and Ryan  Continuous team dialogue during diligence with formal full-team meeting to approve each investment   Strong commitment to time-tested core investment principles developed over 20+ years  Permanent Capital Eliminates Risk of Investor Redemptions and Greatly Reduces Risk of Team Departures on a Key Man Event

 30  Key Components of Pershing Square Inc.’s Value  PSH   (& PSLP & PSINTL)  Fee Stream  PSUS   Fee Stream  HHH  Fee Stream  1  2  3  Plus: Balance Sheet Assets  $718 million of HHH common stock (9 million shares x $79.77 HHH share price as of 12/31/2025)  $20 million in net balance sheet cash as of 12/31/2025  Pershing Square Inc. Equity Valuation  5  New Permanent Capital Vehicle Fee Streams  4

 Pro Forma Fee-Related Earnings  31  We expect the PSUS IPO to materially increase PSI’s earnings base, with long-term growth driven by investment performance and the launch of new funds  2025 Fee-Related Earnings(1)   $100 to $200 million  Incremental Fee Revenue from PSUS(2,3)  (Less $20 to $40 million of fee reduction to PSH)  New Permanent Capital Vehicle   Fee Streams  Growth in Fee-Paying AUM from   Retained Investment Performance  Annualized HHH Fee Revenue plus   Upside from HHH Share Price Growth(4)  Fee-related earnings is a Non-GAAP financial measure. Refer to the Appendix in this presentation for the definition of fee-related earnings and reconciliation to the most directly comparable GAAP financial measure.  Reflects the pro forma impact of a $5 billion to $10 billion PSUS offering. Please refer to “Unaudited Pro Forma Consolidated Financial Information” in the PSI prospectus for additional information.  FRE revenue (“Fee Revenue”) is exclusive of non-cash amortization of the premium paid above HHH’s publicly traded share price and the fair value of the bonus shares of our common stock delivered to PSUS investors. Refer to the Appendix in this presentation for the definition of FRE revenue and reconciliation to the most directly comparable GAAP financial measure.  2025 fee-related earnings reflects only a partial year of revenue from the HHH Services Agreement, which became effective May 5, 2025.   The highly free-cash-flow-generative nature of PSI’s business and minimal capital expenditure requirements will enable us to return the substantial majority of cash flows to shareholders as dividends or share buybacks

 Historical Earnings Growth  32  PSI has grown its FRE at a high-teens growth rate annually over the last five years, principally driven by AUM growth from retained investment performance   Fee-related earnings and distributable earnings are Non-GAAP financial measures. Refer to the Appendix in this presentation for the definition of FRE revenue (“Fee Revenue”), fee-related earnings, and distributable earnings and reconciliation to the most directly comparable GAAP financial measure.  Fee Revenue  2020 - 2025 Compound Annual Growth Rate:(1)  Fee-Related Earnings(1)  Distributable Earnings(1)  Note: Historical distributable earnings growth does not reflect any benefit from capital return (share buybacks and dividends) which would enhance shareholder returns and per share earnings growth

 Key Drivers of a Premium PSI Valuation  33  Earnings principally comprised of management fee-related earnings (“FRE”)  Investors attribute higher multiples to earnings derived from stable, recurring management fees vs. more volatile performance fee earnings or investment income  PSI’s preferred performance fee structure allows 100% of earnings to be highly predictable  High proportion of permanent capital  High-growth profile from retained investment performance and fund launches  Capital-light business model   High-margin operating model with primarily fixed cost base  Simple corporate structure and best-in-class governance   Independent Board of Directors, simple C-Corp structure, no tax receivable agreements  Investors assign higher earnings multiples to alternative asset managers with the following characteristics:

# Peer Valuations Impacted by Private Credit Concerns

**Alternative asset manager valuations have been impacted by credit concerns and structural liquidity considerations within the private credit asset class**

**Peer Group NTM P / E Multiples[(1)] (6/30/2025 – 3/31/2026):**



Peer Average as of 9/23/2025: 36.6x
9/24/25: First Brands files for bankruptcy
2/18/26: Private credit manager permanently halts redemptions in its flagship non-traded BDC
2/26/26: Large listed BDC cuts its dividend by 31% after markdowns in its software loan exposure
3/2/26: Alternative asset manager's flagship non-traded BDC hit with record quarterly redemption requests of 7.9% of NAV
3/5/26: Large asset manager's flagship private credit BDC limits withdrawals after redemption requests surge to 9.3% of NAV
11/19/25: Private credit manager abandons the merger of its flagship non-traded and public BDCs amid intense investor backlash
45.0x
40.0x
35.0x
30.0x
25.0x
20.0x
15.0x
30-Jun-25
14-Jul-25
28-Jul-25
11-Aug-25
25-Aug-25
8-Sep-25
22-Sep-25
6-Oct-25
20-Oct-25
3-Nov-25
17-Nov-25
1-Dec-25
15-Dec-25
29-Dec-25
12-Jan-26
26-Jan-26
9-Feb-26
23-Feb-26
9-Mar-26
23-Mar-26
Peer 1
Peer 2
Peer 3
Peer Group Average

*Source: Public filings, Bloomberg. Peer group may not be representative of the full market in which we compete.*

*1) Reflects median consensus NTM EPS estimates from Bloomberg, adjusted to include the impact of stock-based compensation expense.*

34

Pershing Square Minority Stake Sale in May 2024  35  The investor group included institutions, family offices, and alternative asset management industry leaders  Significant business progress has been made since May 2024  Strong investment performance in Core Funds with net returns of 18% – 21% as of December 31, 2025(1)   Completed the HHH transaction, creating a new permanent capital vehicle  Launch of PSUS will materially increase our permanent capital base and Fee-Paying AUM  Fee-Paying AUM has grown by 45% since our minority sale closed on May 31, 2024. Assuming a $5 billion to $10 billion PSUS IPO today, Fee-Paying AUM would increase by 80% to 115% since May 31, 2024(2)  Includes 2025 PSH NAV net return of 20.9%, PSLP net return of 18.3%, and PSIL net return of 17.9%, Past performance is not necessarily indicative of future results. All investments involve the possibility of profit and the risk of loss, including the loss of principal. Please see the additional disclaimers, index descriptions and notes to performance results at the end of this presentation.   As of December 31, 2025. Includes Fee-Paying AUM from HHH transaction. Past performance is not indicative of future results. Reflects estimated pro forma Fee-Paying AUM growth assuming a $5 billion and $10 billion PSUS IPO.   On May 31, 2024, we sold a 10% interest in our business for $1.05 billion to a consortium of strategic investors at a $10.5 billion post-money valuation

 Combined IPO Sum-of-the-Parts Value  36  IPO Price: $50 Per PSUS Share  1 Share of PSUS  $50 NAV(1) per share  Bonus interest in PSI:  0.20 Share of PSI  Immediately post-IPO, PSUS and PSI shares will trade freely as two separate securities  Per Share Value of PSI = Total Equity Value of PSI    400 Million PSI Share Count(2)  Less organizational and offering costs.  Excludes shares reserved under our equity incentive plan, as described in the PSI prospectus.

 37  Supplemental Performance Information  The performance information presented below is for: (i) Pershing Square Holdings, Ltd. (“PSH”), a Guernsey-registered closed-ended investment company; (ii) Pershing Square, L.P. (“PSLP”), a private investment fund organized as a Delaware limited partnership; and (iii) Pershing Square International, Ltd. (“PSIL”), a Cayman Islands exempted company, which operates as a private investment fund (collectively, the “Affiliated Funds”), each of which is currently managed by PSCM, which has managed each Affiliated Fund since its respective inception.  For a variety of reasons, the comparability of the supplemental performance information below to PSUS’s future performance is by its nature very limited. Among other factors, results can be positively or negatively affected by market conditions beyond the control of PSUS. Future market conditions may be different in many respects from those that prevailed in the past or prevail at present, with the result that the performance of the investment portfolios of PSCM’s funds (including PSUS and the Affiliated Funds) in the future may be significantly different from the performance of the Affiliated Funds in the past. No representation is being made by the inclusion of the supplemental performance information herein that PSUS will achieve similar performance or avoid losses. There can be no assurance that PSUS will meet its investment objective generally, or avoid losses.  In addition, the supplemental performance information presented below is not the performance record of PSUS and should not be considered a substitute for PSUS’s own performance. Past returns are not indicative of future performance. None of the Affiliated Funds are registered under the 1940 Act, and, therefore, none of them are subject to the investment restrictions, leverage and derivative restrictions, diversification requirements and other regulatory requirements imposed on registered investment companies by the 1940 Act and on regulated investment companies by the U.S. Internal Revenue Code of 1986, as amended (the “Code”). If any or all of the Affiliated Funds had been registered under the 1940 Act and/or operated as regulated investment companies under the Code, their respective returns might have been lower and their ability to undertake certain transactions or investments may have been restricted.   The information shown herein is not necessarily comprehensive and should not be considered to be indicative of the possible future performance of PSUS, the Affiliated Funds or PSCM. The past performance of PSCM is not a reliable indicator of, and cannot be relied upon as a guide to, PSUS’s, the Affiliated Funds’ or PSCM’s future performance.  The tables below set forth (i) under the heading “Annualized Returns,” the historical net annual (with respect to the 1-Year period) and annualized (with respect to all other periods) total returns of each of the Affiliated Funds for the specified periods ending December 31, 2025, (ii) under the heading “Cumulative Returns,” the cumulative return an investor would have earned as of December 31, 2025 if such investor invested in PSLP at its January 1, 2004 inception and converted its investment to PSH at its launch on December 31, 2012 (the “Conversion Date”) and (iii) under the heading “Annual Returns,” the historical net annual returns of each of the Affiliated Funds since their respective inceptions for the calendar years indicated.   The columns titled “PSH Net Return,” “PSLP Net Return,” and “PSIL Net Return” show the returns of PSH, PSLP and PSIL, respectively, after performance fees, management fees and other expenses incurred by each fund and are based on net amounts invested after deduction of any applicable sales load but before any taxes or tax withholding incurred by investors (“Net Returns”). The columns titled “Illustrative PSH Net Return,” “Illustrative PSLP Net Return,” and “Illustrative PSIL Net Return” show hypothetical net returns an investor in the applicable Affiliated Fund would have earned if such Affiliated Fund had paid only a 2.0% management fee (and did not pay any performance fees or incentive allocation), which is equivalent to the management fee that will be charged to the PSUS, after other expenses and any applicable sales load but before any taxes or tax withholding incurred by investors. These illustrative net returns are not actual returns and should not be considered a substitute for PSUS’s own performance. There can be no assurance that PSUS will achieve comparable results or that the returns generated by PSUS will equal the illustrative net returns set forth herein.   As noted above, certain performance information reflects the returns an investor would have earned if it invested in PSLP at its January 1, 2004 inception and converted to PSH on the Conversion Date. Such performance information does not reflect either the performance of PSLP since its inception or PSH since its inception and no individual fund has actually achieved these results. The information is presented to illustrate how PSCM’s core strategy has performed over a longer time horizon beyond the inception of PSH and is not necessarily, and does not purport to be, indicative, or a guarantee, of future results. This performance provided is calculated based on certain inputs and underlying assumptions, but not all considerations may be reflected therein and such performance is subject to various risks and inherent limitations that are not applicable to the presentation of the performance of either PSH or PSLP alone. Although PSCM believes the performance calculations described herein are based on reasonable assumptions, the use of different assumptions would produce different results. The performance set forth in these materials is provided to you on the understanding that you will understand and accept the inherent limitations of such results.

 38  Annualized Returns (Since PSLP Inception (January 1, 2004) and converted to PSH on the Conversion Date)   Supplemental Performance Information (Cont’d)  As of December 31, 2025  As of March 31, 2026

 39  Annual Returns  Supplemental Performance Information (Cont’d)  As of December 31, 2025  As of March 31,2026

 40  Since PSH Inception (December 31, 2012)   Supplemental Performance Information (Cont’d)  As of December 31, 2025  Since PSLP Inception (January 1, 2004)   As of December 31, 2025  As of March 31, 2026  As of March 31, 2026

 41  Since PSIL Inception (January 1, 2005)   Supplemental Performance Information (Cont’d)  As of December 31, 2025  Cumulative Annualized Returns   As of December 31, 2025  As of March 31, 2026  As of March 31, 2026

 42  Supplemental Performance Information (Cont’d)  Annual Returns

 43  Additional Disclaimer   Non-GAAP Financial Measures  This presentation includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including, but not limited to, Fee Related Earnings and Distributable Earnings, to help describe PSI’s operating performance. These non-GAAP financial measures are intended as supplemental measures of performance that are not required by, or presented in accordance with, GAAP, and should not be considered in isolation. These non-GAAP financial measures should not be considered as alternatives to performance measures derived in accordance with GAAP. Our presentation of these non-GAAP financial measures should not be construed to imply that future results will be unaffected by items that are excluded from these metrics. You should be aware that the presentation of these and other non-GAAP financial measures in this presentation may not be comparable to similarly titled measures by other companies.  See below for our definitions of FRE Revenue (“Fee Revenue”), Fee-Related Earnings (‘‘FRE’’) and Distributable Earnings (“DE”):  FRE Revenue  FRE Revenue is a non-GAAP financial measure used by us to evaluate our business by highlighting earnings from recurring management fees and Preferred Performance Fees. FRE Revenue represents management fees and Preferred Performance Fees. FRE revenue is exclusive of “Subordinated Performance Fees” and non-cash amortization of the premium paid above HHH’s publicly traded share price and the fair value of the bonus shares of our common stock delivered to PSUS investors (“Management fees – contra-revenue”)     Fee-Related Earnings  FRE is a non-GAAP financial measure used by us to evaluate our business by highlighting earnings from recurring management fees and Preferred Performance Fees. We believe FRE is useful to investors because it provides additional insights into the fee-driven operating profitability of our business that is not directly based on the net income of the funds we manage. FRE represents management fees and Preferred Performance Fees less the compensation directly related to the management fees and performance fees, which includes salaries, benefits, payroll taxes and discretionary cash bonuses as well as related profit-sharing partner compensation, excluding amortization of LTIP grants, and other operating expenses, and after deducting ‘‘Subordinated Performance Fees,’’ which consist of amounts in excess of Preferred Performance Fees which are payable to CompCo pursuant to the Variable Compensation Agreement.  Distributable Earnings  DE is a non-GAAP financial measure used to assess performance and amounts available for distribution or dividends, including to our personnel and owners of PS Partner Group and holders of our common stock. DE represents FRE plus interest income or less interest expense, as applicable.

 44  Fee-Related Earnings  Note: In periods following the offering, there will be contra-revenue in management fees associated with the non-cash amortization of the fair value of the bonus shares of our common stock delivered to PSUS investors.  (1) We recognized a $292.8 million deferred asset for the HHH Premium, which is deemed for accounting purposes to represent the amount paid to obtain the HHH Services Agreement, when we completed the Howard Hughes Transaction. The HHH Premium is amortized as contra-revenue in management fees on a straight-line basis over a period of 20 years beginning May 5, 2025.  (2) Reflects total performance fees less performance fees from Pershing Square, L.P. See footnote 3 in the table immediately below.  (3) Reflects general and administrative expense less other income.  (4) Refers to non-recurring expenses that do not represent the ongoing cost of running our business and are not reflective of our operational performance. For the year ended December 31, 2024, includes expenses related to the Strategic Investment and for the year ended December 31, 2025, includes expenses related to the HHH Transaction and the combined transaction.  (5) Compound Annual Growth Rate (“CAGR”) is presented from January 1, 2020 through December 31, 2025.

 45  Fee-Related Earnings Reconciliation  Note: In periods following the offering, there will be contra-revenue in management fees associated with the non-cash amortization of the fair value of the bonus shares of our common stock delivered to PSUS investors.  (1) PSCM pays the Subordinated Performance Fees to CompCo, an entity that compensates its members (including our investment professionals and certain other employees). As such, the Subordinated Performance Fees are not available to us for distribution or dividends.  (2) We recognized a $292.8 million deferred asset for the HHH Premium, which is deemed for accounting purposes to represent the amount paid to obtain the HHH Services Agreement, when we completed the Howard Hughes Transaction. The HHH Premium is amortized as contra-revenue in management fees on a straight-line basis over a period of 20 years beginning May 5, 2025.  (3) The operations of PSGP, the general partner of PSLP, are consolidated with our results under GAAP rules, but we have no equity interest in PSGP and, as a result, the gain/loss allocated from PSLP is attributable to non-controlling interest.  (4) Refers to non-recurring expenses that do not represent the ongoing cost of running our business and are not reflective of our operational performance. For the year ended December 31, 2024, includes expenses related to the Strategic Investment and for the year ended December 31, 2025, includes expenses related to the HHH Transaction and the combined transaction.  (5) We have historically rebated management and performance fees attributable to shares of PSH held by our employees and their affiliates. Such rebates will not continue following the completion of the combined offering, and therefore in order to facilitate period-to-period comparability, we have presented DE for the historical periods presented on a basis that excludes such affiliates fee rebate.  (6) Prior to or following the completion of the combined offering, shares of our common stock and/or certain interests of PS Partner Group will be granted to the partners in PS Partner Group in exchange for their existing profit-sharing interests. As a result, all cash-based profit-sharing distributions which had previously been treated as a compensation expense prior to the completion of the combined offering will be treated as equity distributions subsequent to such offering. Therefore, in order to facilitate period-to-period comparability, we have presented DE for the historical periods presented on a basis that excludes such profit-sharing partner compensation.  (7) Refers to the portion of the fees earned by certain of our funds that serves to reduce the performance fee paid by PSH to PSCM. As such, the amount of the performance fee offset is not available to us for distribution or dividends.

 46  Risk Considerations  For a more complete discussion of the risks of investing in PSUS and PSI, see the sections entitled “Risk Factors” in each of the preliminary prospectuses. Capitalized terms used, but not defined herein, have the meanings set forth in the applicable preliminary prospectus.  PSUS  An investment in PSUS carries a number of risks, including the risk that the entire investment may be lost. In addition to all other information set out in PSUS’s preliminary prospectus, the following specific factors should be considered when deciding whether to make an investment in the combined offering.   The PSUS Common Shares are only suitable for investors (i) who understand the potential risk of capital loss, (ii) for whom an investment in the PSUS Common Shares is part of a diversified investment program, and (iii) who fully understand and are willing to assume the risks involved in such an investment program.   No Investing History. PSUS is a closed-end investment company with no investing history. PSUS does not have any historical financial statements or other meaningful operating or financial data on which potential investors may evaluate PSUS and its performance.  Non-Diversified Status. PSUS is a non-diversified company. As defined in the 1940 Act, a non-diversified company may have a significant part of its investments in a smaller number of issuers than can a diversified company. Having a larger percentage of assets in a smaller number of issuers makes a non-diversified company, like PSUS, more susceptible to the risk that one single event or occurrence or adverse developments affecting any single issuer can have a significant adverse impact upon PSUS and PSUS may be more susceptible to greater losses because of these developments.  Market and Investment Risk. The PSUS Common Shares have no history of public trading and there currently is no public trading market for the PSUS Common Shares. Following the combined offering, the PSUS Common Shares will be listed on the NYSE. We cannot predict the extent to which investor interest in PSUS will lead to the development of an active trading market on the NYSE or how liquid that market might become. An active public market for the PSUS Common Shares may not develop or be sustained after the combined offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your PSUS Common Shares at a price that is attractive to you, or at all. As with any stock, the price of the PSUS Common Shares will fluctuate with market conditions and other factors, many of which are beyond PSUS’s control. In addition, there can be no assurance that following the combined offering, the combined trading prices of a Common Share and a share of PS Inc. Common Stock will equal or exceed the public offering price of the PSUS Common Shares in this offering.   The PSUS Common Shares are designed for long-term investors and PSUS should not be treated as a trading vehicle. Shares of closed-end investment companies frequently trade at a discount from net asset value, which creates a risk of loss for investors purchasing shares in this offering. The risk of loss if a discount to NAV were to emerge may be greater for investors expecting to sell their shares in a relatively short period after the completion of the combined offering. An investment in the PSUS Common Shares is subject to risk of the possible loss of the entire amount that you invest.   Risks Related to Restrictions on Position Size. PSUS’s portfolio positions may be limited by the concentration and diversification limitations and requirements applicable to registered investment companies under the 1940 Act and to RICs under the Code. These concentration and diversification limitations and requirements could limit the ability of PSCM to utilize PSUS’s capital to accumulate positions of scale sufficient to successfully employ its investment techniques.  Closed-End Investment Company; Liquidity Risk. PSUS is a non-diversified closed-end investment company designed primarily for long-term investors and is not intended to be a trading vehicle. Closed-end investment companies differ from open-end investment companies (commonly known as mutual funds) in that investors in a closed-end investment company do not have the right to redeem their shares on a daily basis at a price based on PSUS’s net asset value.  Equity Securities Risk. Stock markets are volatile, and the prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. Although common stocks have historically generated higher average total returns than fixed-income securities over the long-term, common stocks also have generally experienced significantly more volatility in those returns and, in certain periods, have significantly underperformed relative to fixed-income securities. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by PSUS. A common stock may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. The value of a particular common stock held by PSUS may decline for a number of other reasons which directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services.

 47  Risk Considerations (Cont’d)  Not a Complete Investment Program. An investment in PSUS’s PSUS Common Shares should not be considered a complete investment program. PSUS is intended for long-term investors seeking capital appreciation. An investment in PSUS is not meant to provide a vehicle for those who wish to play short-term swings in the market. Common Shareholders should take into account PSUS’s investment objective as well as the Common Shareholder’s other investments when considering an investment in PSUS. Before making an investment decision, a prospective investor should consider (i) the suitability of this investment with respect to his or her investment objectives and personal situation and (ii) factors such as his or her personal net worth, income, age, risk tolerance and liquidity needs.  Leverage Risk. Concurrently with the closing of the combined transaction, PSUS intends to issue, in a transaction exempt from registration under the Securities Act, $50 million aggregate liquidation preference of its Series A Preferred Shares as described in this prospectus. Following the completion of the combined offering and the investment of the net proceeds from this offering, subject to market conditions, PSUS intends, as part of its leveraging strategy, to issue unsecured, fixed-rate bonds, and anticipates that over time it will maintain approximately 15% to low 20s% debt to total assets in order to enhance its long-term returns. PSUS intends to create a capital structure that it expects will allow it to be an investment grade bond issuer. The use of leverage creates an opportunity for increased returns on PSUS’s investment portfolio, but also creates risks for the Common Shareholders, including the likelihood of greater volatility of NAV and the market price of the PSUS Common Shares than a comparable portfolio without leverage. The use of leverage is also accompanied by interest expense and other costs of borrowing. If the benefits to NAV of the use of leverage do not exceed such expenses or costs, it will have a negative effect on total return. PSUS may also be subject to certain restrictions on investments imposed by the guidelines of one or more rating agencies, which may issue ratings for any debt securities or preferred shares issued by PSUS.   Counterparty Risk. PSUS and PSCM depend on the services of custodians, counterparties, administrators and other agents, including to carry out certain securities and derivatives transactions and other administrative services. PSUS and PSCM are subject to risks of errors and mistakes made by these third parties, which may be attributed to PSUS or PSCM and subject PSUS and PSCM to reputational damage, penalties or losses.   Legal, Tax and Regulatory Risks. Legal, tax and regulatory changes could occur that may have material adverse effects on PSUS. For example, the regulatory and tax environment for derivative instruments in which PSUS may participate is evolving, and such changes in the regulation or taxation of derivative instruments may have material adverse effects on the value of derivative instruments held by PSUS and the ability of PSUS to pursue its investment strategies.Cybersecurity Risk. As in other parts of the economy, PSUS and its service providers, as well as exchanges and market participants through or with which PSUS trades, and other infrastructures and services on which PSUS or its service providers rely, are susceptible to ongoing risks related to cyber incidents and the risks associated with financial, economic, public health, labor and other global market developments and disruptions.  Management Risk. PSUS is subject to management risk because it is an actively managed investment portfolio. PSCM will apply investment techniques and risk analyses in making investment decisions for PSUS, but there can be no guarantee that these will produce the desired results.Corporate Engagement Risk. PSCM may pursue active corporate engagement and seek to effectuate corporate, managerial or similar changes with respect to an investment. The costs in time, resources and capital involved in such an investment strategy depend on the circumstances, which are only in part within PSCM’s control, and may be significant. Such a strategy requires the accumulation of large positions, which are less liquid than smaller positions and therefore the price at which such positions may be sold when seeking to exit an investment could be adversely affected.   Key Personnel Risk. PSCM is dependent on the services of William A. Ackman and Ryan Israel, PSCM’s Chief Investment Officer. If the services of Mr. Ackman and Mr. Israel were to become unavailable for any reason, this occurrence could have a material adverse effect on PSUS’s results, financial performance and the trading price of PSUS’s PSUS Common Shares. All of the investment decisions of PSUS are made by the investment team, with Mr. Ackman having ultimate decision-making authority for all portfolio positions. Mr. Ackman, Mr. Israel and the investment team also rely on the diligence, skill and network of business contacts of the other professionals employed by PSCM as well as external advisers and professionals. For a description of the investment team, see “Portfolio Management - Investment Team.”   Conflicts of Interest Risk. PSCM and its affiliates engage in competing activities and act in multiple capacities, advising PSUS, its other funds and HHH, which creates potential conflicts of interest.

 48  Risk Considerations (Cont’d)  PSI  An investment in PSI carries a number of risks. In addition to all other information set out in PSI’s preliminary prospectus, the following specific factors should be considered when deciding whether to make an investment in the combined offering:  Difficult global market, economic or geopolitical conditions may materially adversely affect our investment performance and our business.  A period of economic slowdown, which may occur across one or more industries, sectors or geographies, has contributed and could in the future create operating performance challenges for certain of our funds’ investments, which could adversely affect our operating results and cash flows.  We depend on our Founder, Chief Investment Officer, and other key personnel and the loss of their services would have a material adverse effect on our business, results and financial condition.  We are substantially dependent upon our investment management agreements with PSH and PSUS, each of which may be terminated under certain circumstances.  We are also dependent upon the HHH Services Agreement, which may be terminated under certain circumstances.  An investment in our common stock is not an investment in our funds or HHH, and their returns should not be considered as indicative of any returns expected on our common stock, although poor investment performance by our funds or HHH could have a materially adverse impact on our revenues and, therefore, the returns on our common stock.  We could be financially harmed by employee misconduct and damage to our reputation.  Extensive regulation of our business affects our activities and creates the potential for significant liabilities and penalties. The possibility of increased regulatory focus could result in additional burdens on our business.  We are subject to substantial risks of litigation and regulatory proceedings and may face significant liabilities and damage to our professional reputation as a result of litigation and regulatory proceedings and negative publicity.  No public market for our common stock currently exists, and an active trading market for our common stock may never develop or be sustained after the combined offering. Following the combined offering, our stock price may fluctuate significantly.  ManagementCo controls us and its interests may conflict with ours or yours in the future.  The disproportionate voting rights of ManagementCo will have the effect of concentrating voting control with ManagementCo, will limit or preclude your ability to influence corporate matters and may have a potential adverse effect on the price of our common stock.  Our share structure involving a Special Voting Share differs from a more typical multi-class capital structure.  You may have additional difficulty determining liability and monetary damages for claims brought under the liability provisions of the Securities Act in connection with the combined offering.     Copies of the preliminary prospectuses of PSUS and PSI may be obtained by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectuses may be obtained from: Citigroup Global Markets Inc., Attention: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9145; UBS Securities LLC, Attention: Equity Syndicate, 11 Madison Avenue, New York, NY 10010, by telephone at (888) 827-7275, or by email at ol-prospectus-request@ubs.com; BofA Securities, Inc., Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255, by email at dg.prospectus_requests@bofa.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com; or Wells Fargo Securities, LLC, Attention: Wells Fargo Securities, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, by telephone at (800) 645-3751 (option #5), or by email at WFScustomerservice@wellsfargo.com.